FORM OF PROXY CARD

stadionfunds

PROXY CARD

SIGN, DATE AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER'S REGISTRATION PRINTED HERE

*****BOXES FOR TYPSETTING PURPOSES ONLY*****

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-877-297-1738 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

Stadion Managed Risk 100 Fund

A SERIES OF THE STADION INVESTMENT TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 1, 2017

By signing this Proxy Card (reverse side), the undersigned revokes all prior proxies (if any) and hereby appoints Sareena Khwaja-Dixon and Owen T. Niland, and each of them, with full powers of substitution and revocation, as proxies to vote, as specified on the reverse side, all shares of beneficial interest of Stadion Managed Risk 100 Fund, a series of Stadion Investment Trust (the "Trust"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Trust to be held at the offices of ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203 on March 1, 2017 at 9:00 a.m. Mountain time and at any adjournments or postponement thereof (such meeting and any adjournments or postponements thereof being referred to as the "Special Meeting").

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-877-297-1738**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on MARCH 1, 2017. The proxy statement for this meeting is available at:

proxyonline.com/docs/stadion2017.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Stadion Managed Risk 100 Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve the Reorganization pursuant to the Plan of Reorganization that provides for: (i) the transfer of all of the assets and liabilities of the Target Fund to the Survivor Fund in exchange for shares of the Survivor Fund; and (ii) the distribution of shares of the Survivor Fund so received to shareholders of the Target Fund.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]